                                                                    EXHIBIT 3(3)

                                 SHOLODGE, INC.


                            ARTICLES OF AMENDMENT TO
                          AMENDED AND RESTATED CHARTER


         Pursuant to the provisions of Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following articles of amendment to its charter:

                  1. The name of the corporation is ShoLodge, Inc.

                  2. The Amended and Restated Charter is hereby amended by deleting Paragraph 4 in its entirety and inserting the following in lieu thereof:

                           4. Principal Office. The street address and zip code
                  of the principal office of the corporation are 130 Maple Drive North, Hendersonville, Sumner County, Tennessee 37075.

                  3. The amendment was duly adopted by the Board of Directors of the corporation by written consent on September 8, 1997. Shareholder action was not required.

                  4. This amendment is to be effective upon filing of these articles by the Secretary of State of the State of Tennessee.

Dated:  September 8, 1997


                                            SHOLODGE, INC.


                                            By: /s/ LEON MOORE
                                                --------------------------------
                                                    Leon Moore, President